EXHIBIT 23.2

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

I consent to the incorporation by reference in this Registration Statement of Speedsport Branding, Inc. on Form S-1/A, of my report dated May 5, 2010 on the financial statements of Speedsport Branding, Inc. for the years ended December 31, 2008 and 2009.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

/s/ Ronald R. Chadwick, P.C.
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RONALD R. CHADWICK, P.C.
Aurora, Colorado
September 16, 2010